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                                                                    EXHIBIT 10.3

                              MANAGEMENT AGREEMENT

         This Management Agreement (this "Agreement") is made as of this 16th day of April, 2002, by and between NeoTherapeutics, Inc. ("NEOT"), a Delaware corporation, and NeoJB LLC, a Delaware limited liability company ("NeoJB"), and is entered into with reference to the following facts:

         A. J.B. Chemicals & Pharmaceuticals, Ltd., an Indian company ("JBCPL") holds rights to patented and/or proprietary pharmaceuticals that it desires to market in the United States.

         B. NEOT is an established Delaware corporation, maintaining facilities in Irvine, California. NEOT is familiar with the process of obtaining approval to market pharmaceuticals from the U.S. Food and Drug Administration (hereinafter the "FDA").

         C. NeoJB has been formed by NEOT and JBCPL for the purpose of obtaining FDA approval of one or more Products; and, following such approval, to introduce and market the Products in the United States.

         D. As partial consideration for its membership interest in NeoJB, NEOT has agreed to provide office space, equipment, initial personnel and financing (collectively, the "Services") to NeoJB on and subject to the terms of this Agreement, such services to be provided solely at NEOT's expense pursuant to Section 3.7.1 of the Limited Liability Company Agreement of NeoJB (the "LLC Agreement").

         NOW THEREFORE, in consideration of the promises and mutual agreements contained herein, the parties hereto agree as follows:

         1.       TERM

                  (a) NEOT shall provide the Services described herein to NeoJB from and after the effective date of the first Supply Agreement (as defined in the LLC Agreement) until the earliest time at which all Products then subject to a Supply Agreement have been approved by the United States Food and Drug Administration to be marketed and sold in the United States, unless the Board of Managers of NeoJB elects to earlier terminate this Agreement.

                  (b) NEOT's commitment to provide the Services described herein may be extended by mutual agreement of NEOT and NeoJB on such terms as the parties may agree.

         2.       OFFICE SPACE AND OFFICE EQUIPMENT

                  (a) NEOT will provide NeoJB with furnished office space and office equipment as determined by NeoJB's Board of Managers from time to time to be reasonably

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MANAGEMENT AGREEMENT

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necessary for NeoJB's operations. NeoJB's offices will initially be co-located with NEOT's existing operations located in Irvine, California. NeoJB will have access to NEOT's existing offices, office furniture and office equipment on a shared basis. NeoJB's access to NEOT's offices, telephones, computer network, files, records and data bases will be subject to the rules and regulations that apply to NEOT's employees and such additional restrictions required by NEOT to maintain the confidentiality of NEOT's independent businesses.

                  (b) If NEOT moves its operations while NeoJB is still co-located with NEOT, NEOT will notify NeoJB on a timely basis that NEOT will either continue to accommodate NeoJB's operations at NEOT's new site or of the requirement for NeoJB to locate and lease a suitable, separate facility for NeoJB. NEOT will arrange for the relocation of NeoJB's offices, if NeoJB will continue to be co-located with NEOT at NEOT's new site. If, because of the move, NEOT will no longer accommodate NeoJB at NEOT's new site, NEOT will assist NeoJB, as needed, in making arrangements to identify, lease and relocate NeoJB to a separate facility, and, if requested in writing by NeoJB, NEOT shall be obligated to pay to NeoJB an amount equal to NeoJB's lease costs related to such separate facility as provided in Section 4 below.

                  (c) The Parties anticipate that either NEOT or NeoJB will at some point decide to terminate NeoJB's co-location with NEOT, because of the internal growth of either or both of NEOT and NeoJB, or for other business reasons. At that point, NEOT or NeoJB, depending on which company desires to end the co-location, will timely notify the other so that the companies can plan for an orderly transition. NEOT will assist NeoJB as needed in making arrangements to identify, lease and relocate NeoJB to a separate facility, and, if requested in writing by NeoJB, NEOT shall be obligated to pay to NeoJB an amount equal to NeoJB's lease costs related to such separate facility as provided in Section 4 below.

         3.       PERSONNEL

                  (a) NEOT will provide NeoJB with management and staff personnel as determined by NeoJB's Board of Managers from time to time to be reasonably necessary for NeoJB's operations. NEOT will provide the personnel on a full and part-time basis depending on the respective needs of NeoJB and NEOT. The NEOT personnel assigned to NeoJB on a full or part time basis will continue to be employees of NEOT subject to the applicable NEOT rules, policies and procedures including NEOT's terms of employment, compensation and benefit plans.

                  (b) The Parties anticipate that the Board of Managers of NeoJB, because of NeoJB's internal growth or for other business reasons, will at some point decide to hire its own employees to staff NeoJB. At that point, NeoJB will timely notify NEOT so that both of the

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companies can plan for an orderly transition. NEOT, if requested in writing by
NeoJB, will assist in locating and recruiting future NeoJB employees.

         4.       EFFECT OF ASSIGNMENT

         It is agreed that no part of this Agreement shall be assigned except upon prior written consent of both Parties, as well as the express agreement of the assignee to be bound by each and every term of this Agreement. Furthermore, no assignment shall be considered a release of the obligations of the original Parties to this Agreement to perform each and every covenant herein contained.

         5.       SEVERABILITY

         If any provision under this Agreement is, at any time, deemed unenforceable under applicable law, that portion shall be severed from this Agreement, and all remaining provisions shall continue in full force and effect.

         6.       INTEGRATION

         This Agreement constitutes the entire agreement and understanding of the parties with respect to confidentiality, and replaces the prior secrecy agreements between the Parties and/or their affiliates. Each Party hereby warrants, acknowledges, and agrees that no additional representations, promises, or agreements have been made by either Party concerning the matters herein contained.

         7.       APPLICABLE LAW; VARIANCES

         It is expressly agreed that this Agreement shall be governed and interpreted in accordance with the laws of the State of California, U.S.A. This Agreement may not be amended except by written agreement duly executed by all parties hereto. In addition, either party may waive compliance with any provision of this Agreement by the other party in writing, provided that any such waiver shall not be deemed to be a waiver of future compliance except to the extent specified in the waiver.

         8.       NOTICES

         All notices or communications required or permitted under this Agreement shall be given in writing and delivered personally or sent by telefax transmission, by United States registered or certified mail with postage prepaid and return receipt requested or by nationally recognized overnight delivery service. In each case, notice shall be delivered or sent to:

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         If to NEOT, addressed to:

                  NeoTherapeutics, Inc.
                  157 Technology Drive
                  Irvine, California 92618
                  Attn: Corporate Secretary
                  Telefax: (949) 788-6706

         With a copy to:

                  Latham & Watkins
                  650 Town Center Drive, 20th Floor
                  Costa Mesa, California 92626
                  Attn: Alan W. Pettis, Esq.
                  Telefax: (714) 755-8290

         If to NeoJB, addressed to:

                  NeoJB LLC
                  157 Technology Drive
                  Irvine, California 92618
                  Attn: Secretary
                  Telefax: (949) 788-6706

or to such other address as either party may provide to the other in accordance with this Section 11.

         9.       COUNTERPARTS

         This Agreement may be executed in any number of multiple counterparts, each of which shall be deemed to be an original copy and all of which shall constitute one agreement, binding on all parties hereto. Delivery of an executed copy of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed copy of this Agreement and shall be effective and enforceable as the original.

         10.      ATTORNEY FEES

         In case any proceeding, whether at law, in equity or in arbitration, shall be brought by any party to enforce the terms of this Agreement or with respect to any breach hereof, the prevailing party in each such proceeding, as determined by the court or arbitrator, shall be

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entitled to the payment of reasonable attorneys' fees and costs from the non-prevailing party or parties (as determined by the court or arbitrator).

         11.      TITLES

         Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

         12.      SUCCESSORS

         This Agreement shall bind and inure to the benefit of each respective successors and assigns.

         13.      ARBITRATION

         Any disputes which arise involving any of the parties to this Agreement, shall be subject to final, binding arbitration upon written request by any Member involved in the dispute in accordance with this Section 13. The dispute shall be submitted before JAMS/Endispute ("JAMS") within thirty (30) days after the requesting notice in accordance with the then existing JAMS Arbitration Rules as modified by this Section 13; a decision shall be issued within thirty (30) days after the close of the record; and judgment upon the award may be entered in any court having jurisdiction over the judgment. Within thirty (30) days after selection of the arbitrator as provided herein, each party to the dispute shall submit to each other and the arbitrator their respective proposals for resolution of the dispute, and the arbitration shall be limited to the sole question of determining which written proposal is to be accepted. The arbitrator shall have no authority to compromise between the proposals. If a party to a dispute fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party notwithstanding such failure to appear. If the parties disagree on the arbitrator, the parties shall jointly request JAMS to furnish a list of five (5) available arbitrators. After receipt of such list and an opportunity to consider the names, each party may designate in writing to JAMS not more than two (2) names to be eliminated from the selection process. If more than one (1) name remains after such eliminations are made, the selection of the arbitrator shall be made by lot from the remaining names. If either party makes demand upon the other for arbitration, the arbitration shall be conducted in Orange County, California at the location designated by the arbitrator. The parties may mutually agree to another location. Subject to Section 10, the expenses, wages and other compensation of any witnesses called before the arbitrator shall be borne by the party calling the witnesses. Subject to Section 10, other expenses incurred, including wages of participants and experts shall be borne separately by the respective parties.

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         IN WITNESS WHEREOF, the Parties hereto have executed this Management
Agreement as of the date first set forth hereinabove.

NEOTHERAPEUTICS, INC.                           NEOJB LLC

BY:  /s/ Alvin J. Glasky                      BY:    /s/ Rajesh C. Shrotriya
   -------------------------------            ----------------------------------
NAME: ALVIN J. GLASKY, PHD.                   NAME: RAJESH C. SHROTRIYA, M.D.

TITLE: CHIEF EXECUTIVE OFFICER                TITLE: PRESIDENT